Exhibit 99.1

BETTER CHOICE COMPANY, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Gross Margin Improved 300 basis points to 31% Year-Over-Year

Adjusted EBITDA Grew 32% Year-Over-Year

EPS Grew 45% Year-Over-Year

TAMPA, FLORIDA - April 12, 2024 - Better Choice Company Inc. (NYSE American: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today reported its financial results for the fourth quarter and year ended December 31, 2023.

Kent Cunningham, CEO of Better Choice, stated, “In 2023, we realized significant gross margin improvement to 31%, fueled by strategic pricing initiatives and a 3% YOY improvement of input costs - a reflection of operational discipline and unlocking profit through high production supply volumes. Our further continued focus on financial discipline and a path to profitability is reflected in the 32% adjusted EBITDA growth and significant improvement in cash burn during the year. The topline decline was a primary result of normalizing stock levels in our International markets, purposefully exiting unprofitable accounts, and attrition related to the late 2022 migration of the former TruDog brand to the Halo brand umbrella in our digital channels. Significant strategic shifts were purposefully made across channels to ensure recoverability and long-term viability of the Halo brand. Our 2024 annual operating plan includes a strategic pivot in our digital and marketing investment allocation strategies to drive brand growth and discoverability. Looking forward, we are focused on accelerating topline momentum, keeping product quality at the forefront, and continuous improvement initiatives to fuel our future growth trajectory. We closed the year with a solid footing to build upon brand equity and enhanced profitability further in 2024.”

FOURTH QUARTER 2023 FINANCIAL HIGHLIGHTS

●	Operating loss improved 47% YOY to $(12.7) million

●	Operating margin improved 3,800 basis points (“bps”) YOY to (-223%)

●	Net loss improved 40% YOY to $(14.7) million

●	Earnings (loss) per share (“EPS”) improved 43% YOY to ($20.85)

●	Adjusted EBITDA improved 30% YOY to $(3.4) million[1]

FULL YEAR 2023 FINANCIAL HIGHLIGHTS

●	Gross margin improved 300 bps YOY to 31%

●	Operating loss improved 45% YOY to $(21.2) million

●	Operating margin improved 1,600 bps YOY to (-55%)

●	Net loss improved 42% YOY to $(22.8) million

●	EPS improved 45% YOY to ($32.29)

●	Adjusted EBITDA improved 32% YOY to $(8.0) million[1]

1 Adjusted EBITDA is a non-GAAP measure. Reconciliation of Adjusted EBITDA and to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

Better Choice Company Inc.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

	Year Ended December 31,
	2023	2022
Net sales	$38,592	$54,660
Cost of goods sold	26,795	39,399
Gross profit	11,797	15,261
Operating expenses:
Selling, general and administrative	24,444	35,430
Impairment of goodwill	—	18,614
Impairment of intangible assets	8,532	—
Total operating expenses	32,976	54,044
Loss from operations	(21,179)	(38,783)
Other expenses:
Interest expense, net	(1,353)	(551)
Change in fair value of warrant liability	(236)	—
Total other expense, net	(1,589)	(551)
Net loss before income taxes	(22,768)	(39,334)
Income tax expense (benefit)	2	(18)
Net loss available to common stockholders	$(27,770)	$(39,316)
Weighted average number of shares outstanding, basic	705,185	667,114
Weighted average number of shares outstanding, diluted	705,185	667,114
Net loss per share available to common stockholders, basic	$(32.29)	$(58.93)
Net loss per share available to common stockholders, diluted	$(32.29)	$(58.93)

All share and per share amounts related to the Company’s common stock for all periods presented herein have been retroactively adjusted, where applicable, to reflect the Reverse Stock Split.

Better Choice Company Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$4,455	$3,173
Restricted cash	—	6,300
Accounts receivable, net	4,354	6,744
Inventories, net	6,611	10,257
Prepaid expenses and other current assets	812	1,051
Total Current Assets	16,232	27,525
Fixed assets, net	230	375
Right-of-use assets, operating leases	120	173
Intangible assets, net	—	10,059
Other assets	155	544
Total Assets	$16,737	$38,676
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$6,928	$2,932
Accrued and other liabilities	2,085	2,596
Line of credit	1,741	–
Term loan, net	2,881	–
Operating lease liability	57	52
Total Current Liabilities	13,692	5,580
Non-current Liabilities
Line of credit, net	—	11,444
Operating lease liability	67	124
Total Non-current Liabilities	67	11,568
Total Liabilities	13,759	17,148
Stockholders’ Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 729,026 & 668,869 shares issued and outstanding as of December 31, 2023, and December 31, 2022, respectively	32	29
Additional paid-in capital	324,288	320,071
Accumulated deficit	(313,342)	(298,572)
Total Stockholders’ Equity	2,978	21,528
Total Liabilities and Stockholders’ Equity	$16,737	$38,676

Better Choice Company Inc.

Non-GAAP Measures

Adjusted EBITDA

We define Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, loss on disposal of assets, impairment of goodwill and intangible assets, change in fair value of warrant liabilities, strategic branding initiatives and product launch expenses, co-manufacturing partner transition, and other non-recurring expenses.

We present Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income, gross margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net loss available to common stockholders	$(14,701)	$(24,362)	$(22,770)	$(39,316)
Interest expense, net	433	227	1,353	551
Income tax expense	2	(22)	2	(18)
Depreciation and amortization	417	425	1,678	1,690
EBITDA	(13,849))	(23,732)	(19,737)	(37,093)
Non-cash share-based compensation (a)	157	515	1,775	2,969
Impairment of goodwill	—	18,614	—	18,614
Impairment of intangible assets	8,532	—	8,532	—
Change in fair value of warrant liabilities	1,575	—	236	—
Loss on disposal of assets	1	3	12	29
Strategic branding initiatives and product launches (b)	44	(480)	128	1,046
Transaction related (c)	137	—	935	—
Other single occurrence expenses (d)	46	264	149	2,654
Adjusted EBITDA	$(3,359)	$(4,819)	$(7,973)	$(11,781)

(a) Non-cash expenses related to equity compensation awards. Share-based compensation is an important part of the Company’s compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.

(b) Single occurrence expenses related to marketing agency and design, strategic re-branding initiatives, Elevate® launch, product innovation and reformulations.

(c) Transaction-related legal fees and professional fees related to single occurrence business matters.

(d) Reflects non-recurring launch expenses related to the Elevate® launch.

(e) Other single occurrence expenses such as legal settlements, employee severance, executive recruitment, transition of our dry kibble co-manufacturing supplier, and other non-recurring fees.

About Better Choice Company Inc.

Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including kibble, canned food, freeze-dried raw food and treats, vegan dog food and treats, oral care products, toppers and other chews and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company Inc.

Kent Cunningham, CEO

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

T: 212-896-1254

Valter@KCSA.com